Exhibit 99

FOR IMMEDIATE RELEASE	CONTACT:	Marsha J. Akin
Investor Relations
(630) 773-3800
www.ajg.com

ARTHUR J. GALLAGHER & CO. ANNOUNCES RECORD

FIRST QUARTER 2004 FINANCIAL RESULTS

ITASCA, IL, April 27, 2004 — Arthur J. Gallagher & Co. today reported its financial results for the quarter ended March 31, 2004. A printer-friendly format is available at www.ajg.com.

	Revenues			Net Earnings		Diluted Earnings Per Share
Segment	1st Q 04	1st Q 03	Chg	1st Q 04	1st Q 03	1st Q 04	1st Q 03
	($ in millions)			($ in millions)
Brokerage	$204.1	$188.0	9%	$26.5	$20.1	$0.28	$0.22
Risk Management	88.4	76.7	15%	10.4	8.1	0.11	0.09
Financial Services	23.1	(10.4)		2.0	(16.3)	0.02	(0.18)
Impact of FIN 46	25.9	—		—	—	—	—

Total Company	$341.5	$254.3	34%	$38.9	$11.9	$0.41	$0.13

Brokerage Segment Highlights – Record First Quarter Earnings

•	Strong earnings per share growth of 27% over prior year; 24% growth in pretax earnings.

•	Pretax margin of 16%, a 2 point margin improvement over the prior year.

•	Organic growth rate of 4%, decrease from prior periods is reflective of the moderating insurance market.

•	Improved first quarter compensation ratio to 57%, despite margin drag of 0.5% related to expensing stock-based compensation and 0.7% related to foreign currency translation.

Risk Management Segment Highlights – Record First Quarter Earnings

•	Earnings per share growth of 22% over prior year; 22% growth in pretax earnings.

•	Revenue growth of 15%, all of which is organic.

•	Increasing claim counts reflect excellent new business sales and the impact of recovering economic conditions on existing clients.

•	Pretax margin of 15%, a 1 point margin improvement over the prior year.

•	Client retention remains strong.

•	Use of Gallagher’s proprietary Risx-Facs® system now exceeds 13 million page views per month.

Financial Services Segment Highlights

•	Synthetic fuel production for the quarter was ahead of prior year, resulting in a 20% effective tax rate for the company in 2004 versus 25% for the first quarter of 2003.

•	First quarter 2003 included an after-tax charge of $19.3 million, or $0.21 per share, relating to the exit from investments in venture capital, development stage enterprises and turn-arounds.

•	Adoption of FIN 46 - In the third quarter of 2003, Gallagher adopted a new accounting pronouncement, FASB Interpretation No. 46 (FIN 46) - “Consolidation of Variable Interest Entities,” which required the company to consolidate one investment not previously consolidated because the company does not control the investment through a majority voting interest. Previously reported financial statements were not restated for the adoption of FIN 46.

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“This was a great quarter for Gallagher in spite of rate moderation in the insurance marketplace,” said J. Patrick Gallagher, Jr., President and Chief Executive Officer. “Individually, our Brokerage and Risk Management segments each posted record first quarter earnings. On a combined basis, these segments grew revenues 11%, of which 7% was organic, improved pretax margins 1.6%, and increased pretax earnings 23% and net earnings 31%.”

“The Gallagher culture is alive and well and our team is doing an excellent job. Every day, our professionals are working hard, delivering great value to our customers and growing shareholder value.”

The company will host a webcast conference call on Wednesday, April 28, 2004 at 9:00 a.m. EDT to further discuss these quarterly results. To listen, please go to www.ajg.com.

Arthur J. Gallagher & Co., an international insurance brokerage and risk management services firm, is headquartered in Itasca, Illinois, has operations in nine countries and does business in more than 100 countries around the world through a network of correspondent brokers and consultants. Gallagher is traded under the symbol “AJG” on the New York Stock Exchange.

This press release may contain certain forward-looking statements relating to future results. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those expected, depending on a variety of factors such as changes in worldwide and national economic conditions, changes in premium rates and in insurance markets generally and changes in securities and fixed income markets as well as developments in the area of tax legislation. Please refer to our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K, for a more detailed discussion of these factors.

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Arthur J. Gallagher & Co.

Segment Statement of Earnings

(Unaudited - in millions except per share data)

	3 Months Ended Mar 31, 2004	3 Months Ended Mar 31, 2003
BROKERAGE SEGMENT

Commissions	$181.8	$168.6
Fees	28.7	27.7
Investment income - fiduciary	2.5	1.8

Gross revenues	213.0	198.1
Less brokerage	(8.9)	(10.1)

Revenues	204.1	188.0

Compensation	122.4	114.7
Operating	42.4	41.4
Depreciation	3.1	3.0
Amortization	3.1	2.1

Expenses	171.0	161.2

Earnings before income taxes	33.1	26.8
Provision for income taxes	6.6	6.7

Net earnings	$26.5	$20.1

Diluted net earnings per share	$0.28	$0.22
Growth - revenues	9%	22%
Organic growth in commissions and fees (1)	4%	15%
Growth - pretax earnings	24%	4%
Compensation expense ratio	57%	58%
Operating expense ratio	20%	21%
Pretax profit margin	16%	14%
Effective tax rate	20%	25%

RISK MANAGEMENT SEGMENT

Fees	$88.1	$76.5
Investment income - fiduciary	0.3	0.2

Revenues	88.4	76.7

Compensation	48.3	42.3
Operating	24.6	21.4
Depreciation	2.4	2.3
Amortization	0.1	—

Expenses	75.4	66.0

Earnings before income taxes	13.0	10.7
Provision for income taxes	2.6	2.6

Net earnings	$10.4	$8.1

Diluted net earnings per share	$0.11	$0.09
Growth - revenues	15%	9%
Organic growth in fees (1)	15%	10%
Growth - pretax earnings	22%	-9%
Compensation expense ratio	55%	55%
Operating expense ratio	28%	28%
Pretax profit margin	15%	14%
Effective tax rate	20%	25%

See notes to the first quarter 2004 earnings release and non-GAAP financial measures on page 5.

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Arthur J. Gallagher & Co.

Segment Statement of Earnings

(Unaudited - in millions except per share data)

	3 Months Ended Mar 31, 2004	3 Months Ended Mar 31, 2003
FINANCIAL SERVICES SEGMENT

Investment income	$20.6	$15.3
Impact of FIN 46 on investment income	25.9	—
Investment gains (losses)	2.5	(25.7)

Revenues	49.0	(10.4)

Investment expenses	16.8	7.3
Impact of FIN 46 on investment expenses	24.7	—
Interest	1.9	2.1
Depreciation	1.9	1.9
Impact of FIN 46 on depreciation expense	1.2	—

Expenses	46.5	11.3

Earnings (loss) before income taxes	2.5	(21.7)
Provision (benefit) for income taxes	0.5	(5.4)

Net earnings (loss)	$2.0	$(16.3)

Diluted earnings (loss) per share	$0.02	$(0.18)

Consolidated Statement of Earnings

(Unaudited - in millions except per share data)

	3 Months Ended Mar 31, 2004	3 Months Ended Mar 31, 2003
TOTAL COMPANY

Commissions	$181.8	$168.6
Fees	116.8	104.2
Investment income - fiduciary	2.8	2.0
Investment income - all other	46.5	15.3
Investment gains (losses)	2.5	(25.7)

Gross revenues	350.4	264.4
Less brokerage	(8.9)	(10.1)

Revenues	341.5	254.3

Compensation	170.7	157.0
Operating	67.0	62.8
Investment expenses	41.5	7.3
Interest	1.9	2.1
Depreciation	8.6	7.2
Amortization	3.2	2.1

Expenses	292.9	238.5

Earnings before income taxes	48.6	15.8
Provision for income taxes	9.7	3.9

Net earnings	$38.9	$11.9

Diluted net earnings per share	$0.41	$0.13

Dividends declared per share	$0.25	$0.18

Other Information
Diluted weighted average shares outstanding (000s)	93,955	92,312
Common shares repurchased (000s)	555	239
Annualized return on beginning tangible net worth (2)	39%	12%
Number of acquisitions closed	7	4
Workforce (includes acquisitions)	7,359	7,088

Earnings Before Investment (Gains) Losses, Depreciation, Amortization and Stock Compensation Expense (3)
Net earnings	$38.9	$11.9
Investment (gains) losses	(2.5)	25.7
Depreciation	8.6	7.2
Amortization	3.2	2.1
Amortization of deferred comp and restricted stock	2.1	1.0
Stock compensation expense	1.2	—
Tax effect	(2.5)	(9.0)

Earnings before investment (gains) losses, depreciation, amortization and stock compensation expense	$49.0	$38.9

On a diluted per share basis	$0.52	$0.42

See notes to the first quarter 2004 earnings release and non-GAAP financial measures on page 5.

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Arthur J. Gallagher & Co.

Consolidated Balance Sheet

(Unaudited - in millions except per share data)

	Mar 31, 2004	Dec 31, 2003
Cash and cash equivalents	$211.5	$193.6
Restricted cash	454.6	437.6
Trading securities	—	5.0
Investments - current	26.1	26.9
Premiums and fees receivable	1,225.9	1,286.4
Other current assets	131.2	158.4

Total current assets	2,049.3	2,107.9

Investments – long-term	116.1	121.0
Fixed assets related to consolidated investments - net	203.7	205.2
Other fixed assets - net	59.4	61.0
Deferred income taxes	141.4	137.8
Other noncurrent assets	49.7	45.8
Goodwill – net	151.0	138.3
Amortizable intangible assets - net	102.4	84.6

Total assets	$2,873.0	$2,901.6

Premiums payable to insurance and reinsurance companies	$1,694.4	$1,743.5
Accrued compensation and other accrued liabilities	209.7	219.3
Unearned fees	30.7	27.3
Income taxes payable	19.5	24.3
Other current liabilities	16.3	16.0
Corporate related borrowings	—	—
Consolidated investments borrowings - current	33.9	30.9

Total current liabilities	2,004.5	2,061.3

Consolidated investments related borrowings - long-term	121.3	122.1
Other noncurrent liabilities	99.2	99.1

Total liabilities	2,225.0	2,282.5

Stockholders’ equity:
Common stock - issued and outstanding	90.8	90.0
Capital in excess of par value	121.9	105.5
Retained earnings	458.6	442.3
Unearned deferred compensation	(13.9)	(9.6)
Unearned restricted stock	(9.4)	(9.1)

Total stockholders’ equity	648.0	619.1

Total liabilities and stockholders’ equity	$2,873.0	$2,901.6

Other Information
Tangible net worth (4)	$394.6	$396.2
Book value per share	$7.14	$6.88
Tangible book value per share (5)	$4.35	$4.40

Notes to First Quarter 2004 Earnings Release and Non-GAAP Financial Measures

This exhibit contains supplemental non-GAAP financial information within the meaning of Regulation G of the SEC’s rules. Consistent with Regulation G, a description of such information is provided below and a reconciliation of certain of such items to accounting principles generally accepted in the United States (GAAP) is provided elsewhere in this press release. We believe the items described below provide meaningful additional information, which may be helpful to investors in assessing certain aspects of the Company’s operating performance and financial condition that may not be otherwise apparent from GAAP. Industry peers provide similar supplemental information, although they may not use the same or comparable terminology and may not make identical adjustments. This non-GAAP information should be used in addition to, but not as a substitute for, our GAAP information.

Non-GAAP Measures Defined

(1)	Organic growth excludes the first twelve months of net commission and/or fee revenues generated from the acquisitions accounted for as purchases and the net commission and/or fee revenues related to operations disposed of in each year presented. These commissions and fees are excluded from organic revenues in order to determine the revenue growth that is associated with the operations that were a part of Gallagher in both the current and prior year.
(2)	Represents net earnings divided by total stockholders’ equity, less net balance of goodwill and amortizable intangible assets, as of the beginning of the year.
(3)	Represents net earnings before the after-tax effect of investment gains (losses), depreciation, amortization, amortization of deferred compensation and restricted stock expense and stock compensation expense.
(4)	Represents total stockholders’ equity less net balance of goodwill and amortizable intangible assets.
(5)	Represents tangible net worth divided by the common shares outstanding at the end of the period.

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Arthur J. Gallagher & Co.

Unconsolidated Investment Summary

(Unaudited - in millions except per share data)

	March 31, 2004		December 31, 2003		March 31, 2004
					LOCs & Financial Guarantees	Funding Commitments
	Current	Long-term	Current	Long-term
Trading securities managed by third parties	$—	$—	$5.0	$—	$—	$—

Unconsolidated Investments:
Direct and indirect investments in Asset
Alliance Corporation (AAC)	$0.4	$49.1	$1.3	$49.8	$—	$—

Low income housing (LIH) developments:
Bridge loans	7.1	—	9.5	—	—	—
Partnership interests	—	2.6	—	3.1	—	—
LIH Developer	—	8.5	—	7.6	—	—

Alternative energy investments:
Owned partnership interests	1.8	22.6	1.5	28.3	5.9	—
Partnership interest installment sales	15.6	7.4	14.6	8.0	—	—
Bermuda insurance investments	—	20.4	—	20.4	6.7	—
Real estate, venture capital and other investments	1.2	5.5	—	3.8	—	4.0

Total unconsolidated investments	$26.1	$116.1	$26.9	$121.0	$12.6	$4.0

Consolidated Investment Summary

(Unaudited - in millions)

	March 31, 2004	December 31, 2003	March 31, 2004
			LOCs & Financial Guarantees	Funding Commitments
Home office land and building:
Fixed assets	$101.0	$100.9	$—	$—
Accumulated depreciation	(13.9)	(13.2)	—	—
Non-recourse borrowings - current	(0.8)	(0.8)	—	—
Recourse borrowings - current	—	—	—	—
Non-recourse borrowings - noncurrent	(73.8)	(74.0)	—	—
Recourse borrowings - noncurrent	(3.0)	(3.0)	—	—
Net other consolidated assets and liabilities	2.4	2.2	—	—

Net investment	11.9	12.1	—	—

Florida community development:
Fixed assets	57.6	56.0	—	—
Accumulated depreciation	—	—	—	—
Non-recourse borrowings - current	(13.7)	(10.7)	—	—
Recourse borrowings - current	(17.0)	(17.0)	—	—
Non-recourse borrowings - noncurrent	(0.2)	(0.2)	—	—
Recourse borrowings - noncurrent	(12.4)	(12.4)	—	—
Net other consolidated assets and liabilities	(3.1)	(3.6)	12.8	1.5

Net investment	11.2	12.1	12.8	1.5

Airplane leasing company:
Fixed assets	51.8	51.8	—	—
Accumulated depreciation	(11.4)	(10.5)	—	—
Non-recourse borrowings - current	(2.4)	(2.4)	—	—
Recourse borrowings - current	—	—	—	—
Non-recourse borrowings - noncurrent	(31.9)	(32.5)	—	—
Recourse borrowings - noncurrent	—	—	—	—
Net other consolidated assets and liabilities	0.9	0.9	—	—

Net investment	7.0	7.3	—	—

Syn/Coal partnerships:
Fixed assets	34.8	35.2	—	—
Accumulated depreciation	(16.2)	(15.0)	—	—
Non-recourse borrowings - current	—	—	—	—
Recourse borrowings - current	—	—	—	—
Non-recourse borrowings - noncurrent	—	—	—	—
Recourse borrowings - noncurrent	—	—	—	—
Net other consolidated assets and liabilities	1.2	0.6	—	—

Net investment	19.8	20.8	—	—

Total consolidated investments:
Fixed assets	245.2	243.9	—	—
Accumulated depreciation	(41.5)	(38.7)	—	—
Non-recourse borrowings - current	(16.9)	(13.9)	—	—
Recourse borrowings - current	(17.0)	(17.0)	—	—
Non-recourse borrowings - noncurrent	(105.9)	(106.7)	—	—
Recourse borrowings - noncurrent	(15.4)	(15.4)	—	—
Net other consolidated assets and liabilities	1.4	0.1	12.8	1.5

Net investment	$49.9	$52.3	$12.8	$1.5

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